EXHIBIT 99.1

IIOT-OXYS, Inc. Enters into NDA with a South American Structural Health Monitoring Start-Up

CAMBRIDGE, MA / ACCESSWIRE / July 20, 2021 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced the execution of a Non-Disclosure Agreement (NDA) with a strategic South American Structural Health Monitoring start-up.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, “This company has developed and deployed a structural health monitoring (SHM) system for bridges which is also applicable to mining infrastructure. The company and its innovative leader, a subject matter expert (SME) in the field of structural health monitoring, has formed strategic and business relationships with government agencies, a prominent university, and an engineering consultancy contracted by both the government and private industry within the South American country in which it is established. This NDA is the first step of the engagement process with this strategic partner. It establishes a path for collaboratively pursuing both government and commercial contracts, collaborations outside the U.S. (and U.S. with their SHM SME leader, and access to potential co-marketing and co-development of SHM system technology. We look forward to partnering with their technology-savvy leadership to see where our edge computing and machine learning algorithms will add the most value to both our and their customers' SHM needs.”

This marks the third such agreement with a structural health monitoring focused organization, for a total of six new NDAs in our SHM and smart manufacturing sectors this year. We are excited the leader of this company saw our successful New England DOT Bridge Monitoring Pilot completed in the late summer of 2020 and our ability to attract top academic institutions focused on SHM to partner with us, as complementary to their technology and successful proof of concept on their railway bridge infrastructure project. This partnership will include exploring possible acquisition of the company or purchase of its assets. Together with this company and our strong collaboration with Aingura IIoT, S.L. we are positioned to pursue contracts in SHM worldwide. In the U.S., we have positioned our company to potentially tap into the $2 Trillion USD infrastructure legislation that is pending rollout from the Biden administration. Major news outlets have reported that the pending infrastructure legislation includes $40 billion USD for bridge repairs and improvements. Other reports state that companies such as ours that are involved with connected infrastructure, which includes connected roads and bridges and the underlying "smart" sensor and software technology, are poised to benefit from the proposed legislation. Independent research shows that the world-wide Structural Health Monitoring market size will reach $2.9 billion USD by 2025, growing at a CAGR of 14.1%. We expect our successful Bridge Monitoring Pilot, combined with the technical strength of our internal team, our current commercial partner, Aingura IIoT, S.L., and this new partner will lead to strong new business in due time.", continued Mr. Emmons.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.